Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and the use of our report dated May 13, 2016, except for the effect of the reverse stock split as described in Note 13, as to which the date is September 21, 2016, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-213569) and related Prospectus of Everspin Technologies, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

October 6, 2016